Exhibit 99.1

Date: April 22, 2024

Computershare

510 Burrard St., 3rd Floor

Vancouver BC, V6C 3B9

To: All Canadian Securities Regulatory Authorities

Subject: VILLAGE FARMSINTERNATIONAL, INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type : Annual General Meeting

Record Date for Notice of Meeting : May 17, 2024

Record Date for Voting(if applicable) : May 17, 2024

Beneficial Ownership Determination Date : May 17, 2024

Meeting Date : June 28, 2024

Meeting Location (if available) : Virtual Meeting

Issuer sending proxy related materials directly to NOBO: No

Issuer paying for delivery to OBO: No

Notice and Access(NAA) Requirements:

NAA for Beneficial Holders Yes

Beneficial Holders Stratification Criteria: Not Applicable

NAA for Registered Holders Yes

Registered Holders Stratification Criteria: Not Applicable

Voting Security Details:
Description	CUSIP Number	ISIN
COMMON SHARES	92707Y108	CA92707Y1088

Sincerely,

Computershare

Agent for VILLAGEFARMS INTERNATIONAL, INC.